                                                                    EXHIBIT 10.3

                               [SOUTHTRUST LOGO]

March 12, 2001

Mr. James J. Morello
Chief Financial Officer
ProAssurance Corporation
100 Brookwood Place
Birmingham, AL 35209

RE:  COMMITMENT FOR ARRANGEMENT OF FACILITY

Dear Jim:

         You have advised us that "ProAssurance Corporation" (hereafter referred to as the "Borrower") seeks financing for the acquisition of Professionals Group Inc. Attached hereto is a Summary of Terms and Conditions (the "Term Sheet") describing the general terms and conditions for up to an aggregate of $150,000,000 credit facility (hereafter referred to as the "Facility").

         Based upon and subject to the terms and conditions set forth in this Commitment Letter (hereafter referred to as the "Commitment Letter"), in the Term Sheet and in the Fee Letter of even date (the "Fee Letter"), SouthTrust Bank (the "Lead Arranger") is pleased to advise you of our commitment to act as sole and exclusive Lead Arranger for the Facility and provide $50,000,000 of the aggregate principal amount of the Facility. Furthermore, the Lead Arranger commits to use their reasonable best efforts to secure commitments for the remainder of the Facility from a syndicate of banks and financial institutions (the "Banks") reasonably acceptable to the Borrower and the Lead Arranger upon the terms and subject to the conditions set forth herein, in the Term Sheet and in the Fee Letter.

The commitments of the Banks and the Lead Arranger hereunder are based upon the financial and other information regarding the Borrower and its subsidiaries previously provided to the Banks and the Lead Arranger. Accordingly, the commitments hereunder are subject to the condition, among others, that (i) there shall not have occurred after the date of such financial and other information any adverse change in the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its subsidiaries taken as a whole, (ii) the Banks and the Lead Arranger continue to be satisfied with the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) and prospects of the Borrower and its subsidiaries taken as a whole, (iii) the information concerning the Borrower and its subsidiaries shall not differ in any material respect from the information previously provided to the Banks and the Lead Arranger by the Borrower, (iv) the Banks and the Lead Arranger shall have completed, to their satisfaction, all legal, tax, business and due diligence review of the business, assets, liabilities, operations, condition (financial or otherwise) and prospects of the Borrower and its subsidiaries, (v) compliance with all applicable laws and regulations (including compliance of this Commitment Letter and the transactions described herein with all applicable federal banking laws, rules and regulations), (vi) the determination of the Banks and the Lead Arranger that, prior to and during the primary syndication of the Facility, there shall be no competing issuance of debt, securities or commercial bank facilities of the

Borrower or any of its subsidiaries being offered, placed or arranged except with the prior written consent of the Banks and the Lead Arranger, and (vii) the Banks and the Lead Arranger shall have had a reasonable opportunity and reasonable period of time in which to complete a syndication of the Facility and (viii) the Lead Arranger shall have received commitments (including the commitment of the Banks) equaling or exceeding the aggregate amount of the Facility. Further, the commitments of the Banks and the Lead Arranger are subject to there not having occurred any material disruption or adverse change in the financial, banking or capital markets that could, in the reasonable judgment of the Banks or the Lead Arranger, materially impair the syndication of the Facility. The Banks shall be entitled, with the Borrower's consent (which consent shall not be unreasonably withheld), to change the pricing, terms and structure of the Facility if the Banks determine that such changes are advisable in order to ensure a successful syndication or an optimal capital structure; provided that the aggregate amount of the Facility shall remain unchanged.

         The Banks' and the Lead Arranger commitments hereunder are subject to the agreements in this paragraph. You agree to actively assist the Lead Arranger (including, if applicable, after the closing of the Facility) in achieving a syndication of the Facility that is satisfactory to the Lead Arranger and you. In the event that such syndication of the aggregate amount of the Facility cannot be achieved in a manner satisfactory to the Lead Arranger under the structure outlined in the Term Sheet, you agree to cooperate with the Lead Arranger in developing an alternative structure that will permit a syndication of the Facility in a manner satisfactory to the Banks, the Lead Arranger and you. Such syndication may be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Borrower and its subsidiaries, and the proposed syndicate members. To assist the Lead Arranger in the syndication efforts you hereby agree (i) to provide and cause your advisors to provide the Lead Arranger and the other syndicate members upon request with all information deemed reasonably necessary by the Lead Arranger to complete the syndication, including but not limited to information and evaluations prepared by you and any of your subsidiaries and their advisors, or on their behalf, relating to the transactions contemplated hereby, (ii) to assist the Lead Arranger upon its reasonable request in the preparation of an Information Memorandum to be used in connection with the syndication of the Facility and (iii) to otherwise assist the Lead Arranger in its syndication efforts, including making officers and advisors of the Borrower and its subsidiaries available from time to time to attend and make presentations regarding the business and prospects of the Borrower and its subsidiaries, as appropriate, at a meeting or meetings of Banks or prospective Banks.

         You hereby represent, warrant and covenant that to the best of your knowledge (i) all information, other than Projections (as defined below), which has been or is hereafter made available to the Banks, the Lead Arranger or the Banks by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects as of the date made available to the Banks, the Lead Arranger or the Banks and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading and (ii) all financial projections concerning the Borrower and its subsidiaries that have been or are hereafter made available to the Banks, the Lead Arranger or the Banks by you (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to supplement the Information and the Projections from time to time until the closing date so that the representation and warranty in the preceding sentence is correct on the closing date. In arranging and syndicating the Facility, the Banks and the Lead Arranger will be using and relying on the Information and the Projections.

         By executing this Commitment Letter, you agree to reimburse the Banks and the Lead Arranger from time to time on demand for all reasonable out-of-pocket fees, syndication expenses and other expenses (including, but not limited to, the reasonable fees, disbursements and other charges of Bradley Arant Rose & White as counsel to the Banks and the Lead Arranger, and professional fees of any consultants or local counsel and other experts) incurred in connection with the Facility, including the preparation of definitive documentation for the Facility and the other transactions contemplated hereby.

         By executing this Commitment Letter, you further agree to indemnify and hold harmless the Banks, the Lead Arranger, each other Lender and each director, officer, employee, attorney and affiliate of the Banks, the Lead Arranger and each other Lender (each such person or entity referred to hereafter in this paragraph as an "Indemnified Person") from any losses, claims, costs, damages, expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation, with respect thereto) to which any Indemnified Person may become subject, insofar as such losses, claims, costs, damages, expenses or liabilities (or actions, suits, or proceedings, including any inquiry or investigation, with respect thereto) arise out of, in any way relate to, or result from, this Commitment Letter, the Facility or the other transactions contemplated hereby and thereby and to reimburse upon demand each Indemnified Person for any and all legal and other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, cost, damage, expense or inquiry or investigation, with respect thereto; provided that you shall have no obligation under this indemnity provision for liabilities resulting solely from gross negligence or willful misconduct of any Indemnified Person. The foregoing provisions of this paragraph shall be in addition to any right that an Indemnified Person shall have at common law or otherwise. This Commitment Letter is addressed solely to the Borrower and is not intended to confer any obligations to or on or benefits on any third party. No Indemnified Person shall be responsible or liable for consequential damages which may be alleged as a result of this Commitment Letter.

         The provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitment of the Banks or the Lead Arranger hereunder.

         If applicable, it is understood and agreed that the Lead Arranger, in consultation with you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Banks and any titles offered to proposed Banks, when commitments will be accepted and the final allocations of the commitments among the Banks. You also acknowledge and agree that the services of SouthTrust Bank, as sole Administrative Agent, and the services of the Lead Arranger, will be on an exclusive basis during the term of this Commitment Letter and that, during such term, no other bank or other financial institution will be engaged or otherwise consulted or contacted by you regarding any other proposed senior bank facility for the Borrower or its subsidiaries.

         This commitment and the Term Sheet do not summarize all of the terms, conditions, covenants, representations, warranties and other provisions which will be contained in the definitive credit documentation for the Facility and the transactions contemplated thereby. The Banks and the Lead Arranger shall have the right to require that such credit documentation include, in addition to the provisions outlined herein and in the Term Sheet, provisions considered appropriate by the Banks and the Lead Arranger for this type of financing transaction, as well as provisions that the

Banks and the Lead Arranger may deem appropriate after they are afforded the opportunity to conduct and complete, to their satisfaction, the due diligence review described above.

         Except as required by applicable law, this Commitment Letter, the Fee Letter and the Term Sheet and the contents of such documents shall not be disclosed by you to any third party without the prior consent of the Banks and the Lead Arranger, other than to your attorneys, financial advisors and accountants, in each case in connection with your evaluation hereof and to the extent necessary in your reasonable judgment. You acknowledge and agree that the Banks and the Lead Arranger may share with their respective affiliates any information relating to the Facility, the Borrower and its subsidiaries.

         You are not authorized to show or circulate this Commitment Letter, the Fee Letter or the Term Sheet, or disclose the contents thereof, to any other person or entity (other than to your directors, officers and legal and financial counsel, regulator, rating agencies, and any seller and representatives of any seller, in each case who need to know the terms hereof, and the other transactions contemplated thereby and hereby; provided that (i) each of such persons shall agree to be bound by the confidentiality provisions hereof and
(ii) you shall be liable for any breach of such confidentiality provisions by any such person), except as may be required by law or applicable judicial process. If you show or circulate this Commitment Letter, the Fee Letter or the Term Sheet, or disclose the contents thereof, in breach of the foregoing sentence, then you shall be deemed to have accepted this Commitment and the Fee Letter.

         The Banks shall have the right to review and approve any public announcement or public filing made after the date hereof relating to any of the transactions contemplated hereby or the Banks or any of its affiliates, as the case may be, before any such announcement of filing is made (such approval not to be unreasonably withheld or delayed).

         The Banks' commitment with respect to the Facility set forth above shall terminate at 5:00 p.m. on April 30, 2001, unless this Commitment Letter is accepted by the Borrower in writing prior to such time and, if accepted prior to such time, shall expire at the earlier of (i) consummation of this transaction,
(ii) termination of the definitive purchase agreement with regard to this transaction, (iii) the occurrence of any event that the Banks reasonably believes in good faith has, or could be expected to have, an adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Borrower or any of its subsidiaries or the feasibility of the transactions contemplated hereby, and (iv) 5:00 p.m. on June 30, 2001, if the closing of this transaction shall not have occurred by such time.

         This Commitment Letter may be executed in counterparts which, taken together, shall constitute an original. This Commitment Letter, together with the Term Sheet and the Fee Letter of even date herewith, embodies the entire agreement and understanding between the Banks, the Lead Arranger and the Borrower with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by the Banks or the Lead Arranger to make any oral or written statements inconsistent with this Commitment Letter.

         THIS COMMITMENT LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         This Commitment Letter may not be assigned without the prior written consent of the Banks and the Lead Arranger.

         If you are in agreement with the foregoing, please execute the enclosed copy of this Commitment Letter and the Fee Letter (and pay the Acceptance Fee) no later than the close of business on April 30, 2001. This Commitment Letter will become effective upon your delivery to the Lead Arranger of executed counterparts of this Commitment Letter and the Fee Letter (and receipt by the Banks of the Acceptance Fee). This Commitment Letter shall terminate if not accepted by you prior to that time. Following acceptance by you, this Commitment Letter shall expire at 5:00 p.m. on June 30, 2001 unless the Facility is closed by such time.


Very truly yours,

SOUTHTRUST BANK

By: /s/ John A. Lotz
   --------------------------

Name: John A. Lotz
     ------------------------

Title: Senior Vice President
      -----------------------


COMMITMENT ACCEPTED AND AGREED TO
THIS 4TH DAY OF APRIL, 2001

ProAssurance Corporation

By: /s/ James J. Morello
   --------------------------

Name: James J. Morello
     ------------------------

Title: Treasurer
      -----------------------

SUMMARY OF TERMS AND CONDITIONS


                         "TERM SHEET"


                         MARCH 12, 2001


Borrower:                ProAssurance Corporation

Agent:                   SouthTrust Bank

Administrative Agent:    SouthTrust Bank

Lenders: A syndicate of banks to be arranged by SouthTrust Bank which will be acceptable to the Borrower.

                         Subject to all of the following terms and conditions being satisfactory to the Borrower and the Agent, the Agent agrees to commit the following amounts to these credit facilities:

                         SouthTrust Bank - $36.667m Term (33.3%)
                         SouthTrust Bank - $13,333m Revolver (33.3%)

Credit Facilities:       A $110 million Term loan facility which will be
                         secured with the stock of certain direct and indirect subsidiaries of ProAssurance Corporation. This loan will amortize based on a minimum principal repayment of $10,000,000 per year ($2,500,000 per quarter) plus 50%
                         of excess cash flow, defined as 50% of "cash from operations" less the minimum $10,000,000 debt service.
                         The 50% excess cash flow payment from the borrower will be an annual payment and the total payment in any one year will not exceed $25,000,000. This facility will bear an interest rate equal to the rate as set forth in the attached addendum.

                         A $40 million Revolving Credit Facility for general corporate purposes. This Credit Facility will be cross-collateralized with the above Term Loan facility. This facility will bear an interest rate equal to the rates as set forth in the attached addendum.

Purpose: Proceeds of the Term Loan will be utilized to acquire the stock of Professionals Group Inc. (PICM)


Term: Two years on the Revolving Credit Facility and Five years on the Term Loan Facility


Repayment:                              On the Revolving Credit Facility, the
                                        Borrower may borrow, repay, and reborrow amounts so long as the aggregate principal amount outstanding at any one time does not exceed $40,000,000. The
                                        Revolving Credit Facility will be due in full at its maturity subject to renewal by the lenders. Interest on both Credit
                                        Facilities will be due monthly or at
                                        LIBOR refunding dates.

Interest Rates & Fees:                  See Addendum 1, which is attached
                                        hereto.

Prepayments:                            The Company may prepay amounts (which
                                        amounts will be permanent reductions of
                                        the Term Loan Facility) without penalty
                                        subject only to reimbursement of
                                        potential breakage fees in the case of
                                        LIBOR borrowings.

Conditions Precedent to Closing:        The initial borrowings under the Credit
                                        Facilities will be subject to
                                        satisfaction of the following conditions precedent:

                                   (I)  The negotiation, execution and delivery
                                        of definitive documentation with
                                        respect to the Credit Facilities
                                        reasonably satisfactory to the Agent.

                                   (II) The Agent shall have received certified
                                        copies of articles of incorporation,
                                        bylaws, resolutions and other corporate
                                        documentation reasonably requested by
                                        the Agent and officer's certificates
                                        regarding incumbency and solvency in
                                        form and substance reasonably
                                        satisfactory to the Agent.

                                  (III) The Agent shall have received and,
                                        in each case, be reasonably satisfied
                                        with (a) quarterly financial statements
                                        for each fiscal quarter of the Borrower
                                        after December 31, 2000, and (b) such
                                        other information relating to the
                                        Borrower and its subsidiaries as the
                                        Agent may reasonably require.

                                   (IV) There shall not have occurred a material
                                        adverse change since September 30, 2000
                                        in the business, assets, liabilities,
                                        operations or financial condition of the Borrower and its subsidiaries or in the facts and information regarding such entities as represented or otherwise known to the Agent to date.


                                    (V) In the case of the initial borrowings
                                        under the Credit Facilities, the Agent
                                        shall have received a reasonably
                                        satisfactory certificates from the chief financial officer of the Borrower as to the financial condition and solvency of each of the Borrower and the Subsidiaries.

                                   (VI) The Agent shall have received (a)
                                        reasonably satisfactory opinions of
                                        counsel to the Borrower and the
                                        Subsidiaries [(which shall cover, among
                                        other things, authority, legality
                                        (including compliance with Reg. U)],
                                        validity, binding effect and
                                        enforceability of the documents for the
                                        Credit Facilities) and such resolutions, certificates and other documents as the Agent shall reasonably require.

                                  (VII) In the case of the initial borrowings
                                        under the Credit Facilities, evidence of receipt of all governmental, shareholder and other, if any, consents and approvals necessary in connection with the related financings and other transactions contemplated hereby except where the failure to obtain such consents or approvals would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, operations or financial condition of the Borrower and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                                 (VIII) In the case of borrowings under the
                                        Credit Facilities, any section, suit,
                                        investigation or proceeding pending in
                                        any court or before any arbitrator or
                                        governmental authority that would
                                        reasonably be expected to have a
                                        material adverse effect on the financial condition of the Borrower and its subsidiaries taken as a whole or on the ability of the Borrower taken as a whole to perform their respective obligations under the documents to be executed in connection with the Credit Facilities.

                                   (IX) The Borrower shall have paid to the
                                        Lenders and the Agent all fees and
                                        expenses due and payable at closing of
                                        the Credit Facilities.

                                   (X)  The Lenders will have received the
                                        company's audited financial statements
                                        for the fiscal year ending December 31,
                                        2000.

Representations &
Warranties:                             Usual and customary for senior credit
                                        facilities of this type (subject to
                                        appropriate materiality and
                                        reasonableness limitations), to include
                                        without limitations: (I) corporate
                                        status; (II) corporate power and
                                        authority/enforceability; (III) no
                                        violation of law or contracts or
                                        organizational documents; (IV) no
                                        material litigation; (V) correctness of
                                        specified financial statements and no
                                        material adverse change since December
                                        31, 2000; (VI) no required governmental
                                        or third party approvals; (VII) use of
                                        proceeds/compliance with margin
                                        regulations; (VIII) status under
                                        Investment Company Act; (IX) ERISA; (X)
                                        environmental matters; (XI) perfected
                                        liens and security interests; (XII)
                                        payment of taxes; and consummation of
                                        the transaction.

Covenants:                              Financial covenants under the Credit
                                        Facilities to include (but not limited
                                        to):

                                        -    Maintenance on a rolling four
                                             quarter basis (for the first
                                             quarter ending 9/30/01, actual
                                             results will be used; quarterly
                                             results will accumulate thereafter
                                             until the rolling four quarters are
                                             achieved) of a Maximum Leverage
                                             Ratio (total funded debt/EBITDA) as
                                             of the end of each fiscal quarter
                                             not to exceed 3.75:1.0 through the
                                             second quarter of 2002 and 3.0:1.0
                                             thereafter.

                                        -    Maintenance on a rolling four
                                             quarter basis (for the first
                                             quarter ending 9/30/01, actual
                                             results will be used; quarterly
                                             results will accumulate thereafter
                                             until the rolling four quarters are
                                             achieved) of a Fixed Charge
                                             Coverage Ratio (defined as: After
                                             Tax Income + Total Depreciation &
                                             Amortization + Interest
                                             Expense/Current Maturities of Long
                                             Term Debt + Interest Expenses), of
                                             not less than 1.25x through
                                             December 31, 2001 and 1.5x
                                             thereafter.

                                        -    At the end of each fiscal year, the
                                             Borrower will be required to
                                             maintain a Minimum Net Worth equal
                                             to the greater of 90% of the
                                             consolidated Net Worth of
                                             ProAssurance Corporation upon
                                             completion of the merger or
                                             $290,000,000 plus 75% of net income
                                             (excluding losses) following June
                                             30, 2001.

                                        -    Borrower shall never permit the
                                             NAIC Risk-Based Capital Ratio
                                             measured at the end of any fiscal
                                             year for either The Medical
                                             Assurance Company, Inc. or
                                             ProNational Insurance Company to be
                                             less than 3.5 to 1: provided, that,
                                             in the event that the NAIC
                                             Risk-Based Capital Ratio for either
                                             such company is less than 3.5 to 1,
                                             but is not less than 3.0 to 1,
                                             Borrower shall not be in Default
                                             under this Agreement (in the
                                             absence of any other Default or
                                             Event of Default) if within 30 days
                                             after the NAIC Risk-Based Capital
                                             Ratio falls below 3.5 to 1.
                                             Borrower pledges to lenders (in a
                                             manner acceptable to Administrative
                                             Agent), as additional security for
                                             the Obligation, Excess Cash in an
                                             amount equal to the Total Adjusted
                                             Capital Shortfall for the
                                             applicable company.


                                        -    Borrower shall never permit its
                                             ratio of Funded Debt to Adjusted
                                             Statutory Capital to be greater
                                             than 0.35 to 1.

Events of Default                            Usual and customary for senior
                                             facilities of this type (subject to
                                             materiality and grace periods to be
                                             negotiated), and to include,
                                             without limitation, (I) nonpayment
                                             of principal, interest, fees or
                                             other amounts, (II) violation of
                                             covenants, (III) material
                                             inaccuracy of representations and
                                             warranties, (IV) cross-default to
                                             other material agreements and
                                             indebtedness, (V) bankruptcy or
                                             insolvency, (VI) material
                                             judgments, (VII) ERISA, (VIII)
                                             actual or asserted in invalidity of
                                             any loan documents or security
                                             interests, or (IX) Change in
                                             Control.

Assignments/
Participations:                              Each Lender will be permitted to
                                             make assignments in minimum amounts
                                             of $5 million to other financial
                                             institutions approved by the
                                             Borrower and the Agent, which
                                             approval shall not be unreasonably
                                             withheld. Lenders will be permitted
                                             to sell participations with voting
                                             rights limited to significant
                                             matters such as changes in amount,
                                             reduction in rate and extension of
                                             maturity date. An assignment fee of
                                             $3,500 is payable by the Lender to
                                             the Agent upon any such assignment
                                             occurring (including, but not
                                             limited to an assignment by a
                                             Lender to another Lender)

Waiver &
Amendments:                                  Amendments and waivers of the
                                             provisions of the loan agreement
                                             and other definitive credit
                                             documentation will require the
                                             approval of Lenders holding loans
                                             and commitments representing more
                                             than 66.667% of the aggregate
                                             Facility, except for the waiving or
                                             changing of financial covenants
                                             which will require 81% of the
                                             lenders, or except that the consent
                                             of all Lenders affected thereby
                                             shall be required with respect to
                                             (I) increases in commitment
                                             amounts, (II) reductions of
                                             principal, interest, or fees, (III)
                                             extensions of final maturities and
                                             (IV) releases of all or
                                             substantially all collateral.

Indemnification:                             In the definitive documentation
                                             for the Credit Facilities the
                                             Borrower shall indemnify the
                                             Lenders from and against all
                                             losses, liabilities, claims,
                                             damages or expenses relating to
                                             their loans, the Borrower's use of
                                             loan proceeds or the commitments,
                                             including but not limited to
                                             reasonable
                    attorney's fees and settlement costs, but only to the extent that such losses, liabilities, claims, damages or expenses do not result from the bad faith, gross negligence or willful misconduct of the indemnified party.


Closing:            With respect to the Credit Facilities, on or before June
                    30, 2001.

Governing Law:      Alabama

Fees/Expenses:      As outlined in ADDENDUM 1.

Other: This term sheet is intended as an outline only and does not purport to summarize in detail all the conditions, covenants, representations, warranties and other provisions which would be contained in definitively legal documentation for the Credit Facilities contemplated hereby. Each of the Borrower, the Subsidiaries, the Agent and the Lenders shall waive its right to a trial by jury.

ADDENDUM 1

                            INTEREST RATES AND FEES

UNUSED COMMIT FEE             On the Revolving Credit Facility a fee payable to
                              the Lenders on the average daily unused commitment amount (calculated on the basis of actual number of days elapsed in a year of 360 days) per the Performance Pricing grid cited below, payable quarterly in arrears.

INTEREST RATES:               The facility shall bear interest at a rate equal
                              to LIBOR plus the Applicable Margin. Interest will be based on a 360 Day Year. Borrower will elect the LIBOR interest rate two business days prior to the maturity of any LIBOR rate interest period or any future LIBOR advances.

                              An Alternate Borrowing Rate will be available which will be the SouthTrust Base Rate.

                              The Borrower may select interest periods of 1,2, or 3 months for LIBOR loans, subject to availability. Interest will be due at the maturity of the LIBOR period. In the case of the Alternate Borrowing Rate, Interest will be payable monthly.

                              In the event of default loans shall bear interest at a rate per annum of 2% above the applicable interest rate.

PERFORMANCE PRICING:          The Applicable Margin shall be the applicable
                              rate per annum set forth in the table below opposite the ratio of Funded Debt to EBITDA (as defined in the Term Sheet).


Funded Debt to                     Unused         Applicable Margin
EBITDA Ratio                        Fee            for LIBOR Loan
------------                        ---            --------------
Less than 1.0%                     8.0 bps            100.0 bps

Greater than or equal to 1.0x,
but less than 2.0x                 10.5 bps           125.0 bps

Greater than or equal to 2.0x,
but less than 3.0%                 12.5 bps           150.0 bps

*Greater than or equal to 3.0x
but less than 3.25%                19.0 bps           175.0 bps

Greater than or equal to 3.25x,
but less than 3.5x                 25.0 bps           200.0 bps

Greater than or equal to 3.5%,
but less than 3.75x                37.5 bps           225.0 bps

*Note: pricing will be at this level until the third quarter of FY01 results are calculated.

OTHER FEES:         25 bp One Time Commitment Fee (Bank Group pro rata)

                            [SOUTHTRUST LETTERHEAD]



March 12, 2001

Mr. James J. Morello
Chief Financial Officer
ProAssurance Corporation
100 Brookwood Place
Birmingham, AL 35209

Dear Jim:

         This letter is the FEE LETTER referred to in that certain Commitment Letter of even date herewith (the "Commitment Letter") from SouthTrust Bank ("Lead Arranger") to you, whereby the Bank has furnished its commitment to provide the Borrower a $40,000,000 Revolving Loan and a $110,000,000 Term Loan, subject to the terms and conditions set forth therein and in the Term Sheet attached thereto.

         To induce the Bank to execute and deliver the Commitment Letter and provide its Commitment set forth therein, the Borrower hereby agrees to pay to the Bank, for its own account an Underwriting/Arrangement Fee equal to 6.7 basis points of the aggregate principal amount of the Facility as set forth in the Term Sheet, of which $50,000 of such Underwriting Fee shall be due and payable upon execution and delivery by the Borrower of this Fee Letter and the Commitment Letter (the "Acceptance Fee"), with the remaining portion of such Underwriting Fee due and payable on the closing date of the Facility. The entire amount of the Underwriting Fee shall be fully earned upon the Borrower's acceptance of the Commitment Letter and its execution and delivery to the Lead Arranger of the Commitment Letter and this Fee Letter.

         In addition, in order to induce the Lenders to provide their commitments, the Borrower hereby agrees to pay to the Lead Arranger, for the account of the Lenders, including the Banks (on a pro rata basis in accordance with their final allocated commitments) 25 basis points in upfront fees (the "Upfront Fees"). This level of upfront fees is mutually agreed to in order to successfully complete the syndication of the Facility.

         In addition, to induce SouthTrust Bank to agree to act as Administrative Agent in connection with the Facility the Borrower agrees to pay SouthTrust Bank, for its own account and in its capacity as Administrative Agent, an annual administrative fee in the amount of $49,500 (3.3 basis points), due and payable on the Closing Date and thereafter on each anniversary of the Closing Date until the Facility has been terminated and all amounts owing thereunder are paid in full.

         The Borrower also agrees to pay the unused commitment fee and other fees in the amounts and at the times set forth in the Term Sheet. It is understood that no Lender participating in the Facility will receive compensation from you outside the terms contained herein, in the Commitment Letter and in the Term Sheet in order to obtain its commitment. The Banks and the Lead Arranger may allocate among their affiliates any of the fees payable hereunder in their sole discretion.

         Except as required by applicable law, this letter and the contents hereof shall not be disclosed by you to any third party without the written consent of the Banks and the Lead Arranger, other than as permitted by the Commitment Letter.

         This letter may be executed in counterparts which, taken together, shall constitute an original. This letter, together with the Term Sheet and the Commitment Letter of even date herewith, embodies the entire agreement and understanding between the Banks, the Lead Arranger and the Borrower with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by the Banks or the Lead Arranger to make any oral or written statements inconsistent with this letter.

         THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         This letter may not be assigned by the Borrower without the prior written consent of the Banks and the Lead Arranger.

         The commitments of the Banks and the Lead Arranger as set forth in the Commitment Letter are subject to the receipt of a signed copy of the Fee Letter together with a signed copy of the Commitment Letter and payment of the Acceptance Fee. If the Borrower is in agreement with the foregoing, please sign the enclosed copy of this Fee Letter and return it to the Banks and the Lead Arranger, together with an executed copy of the Commitment Letter and the Acceptance Fee by no later than 5:00 p.m. on April 30, 2001.


Very Truly Yours,

SOUTHTRUST BANK



By: /s/ John A. Lotz
   ------------------------------------

Name: John A. Lotz
     ----------------------------------

Title: Senior Vice President
      ---------------------------------


COMMITMENT ACCEPTED AND AGREED TO THIS 4TH DAY OF APRIL, 2001

ProAssurance Corporation



By: /s/ James J. Morello
   ------------------------------------

Name: James J. Morello
     ----------------------------------

Title: Treasurer
      ---------------------------------